CONFORMED COPY
 Certificate No.        Transfer No.           Date             Nominal Amount
       1                                                        (pound)5,500,041
                         Alconbury Properties I Limited
       (Registered in the British Virgin Islands with Company No. 649858)
                      VARIABLE RATE SECURED LOAN STOCK 2010

Issue of Variable Rate Secured Loan Stock 2010 (the "Stock"), created and issued by Alconbury Properties I Limited (the "Company").

THIS IS TO CERTIFY  that  Huntingdon  Life  Sciences  Limited  of Woolley  Road,
Alconbury,  Huntingdon,   Cambridgeshire,   PE28  4HS,  United  Kingdom  is  the
registered holder of (pound)5,500,041 nominal amount of the Stock which is constituted by an instrument made by the Company on 14 June 2005 (the "Instrument") and is issued with the benefit of and subject to the provisions contained in the Instrument and the Conditions endorsed hereon.

Interest is calculated and payable in accordance with the Conditions endorsed hereon.

EXECUTED as a deed by Andrew Baker as       )
duly authorised attorney-in-fact for and on )
behalf of ALCONBURY ) PROPERTIES I          )
LIMITED pursuant to a power of attorney     )
dated 14 June 2005 in the presence of:      )
                                      /s/ Andrew Baker
                                      Andrew Baker
                                      as attorney-in-fact for and on behalf of
                                      Alconbury Properties I Limited


                                      Witness signature: /s/ Zack Philips


                                      Witness name: Zack Philips


                                      Address: 200 Clarendon, 27th Fl., Boston,
                                      MA 02116

                                      Occupation:  Attorney


Dated 14 June 2005

Notes:

(i) Where the context so admits, words and expressions defined in the Instrument shall bear the same respective meanings in the Conditions endorsed hereon.

(ii) The Stock is transferable in amounts or multiples of (pound)500,000. No transfer, whether of the whole or any part of the Stock comprised in this certificate, will be accepted for registration unless accompanied by this certificate and lodged at the registered office of the Company.

(iii) The Stock is repayable in accordance with the Conditions endorsed hereon.

(iv) A copy of the Instrument is available for inspection at the Company's registered office at all reasonable times during office hours.

                                   Conditions

1    Form and Status

     The Stock constitutes a secured obligation of the Company. The Instrument pursuant to which the Stock is issued does not contain any restrictions on borrowing, charging or disposal of assets by the Company or any of its subsidiaries.

2    Repayment, Purchase and Redemption

2.1 To the extent not previously redeemed or purchased, the Stock will be redeemed by the Company on June 2010 (the "Final Redemption Date").

2.2 The Company shall use its best endeavours to repay in whole, whether by refinance or otherwise, the Bridge Loan (the "Refinancing") within 12 calendar months from the date of issue of the Stock and the Company shall apply such repayment, irrespective of whether the Refinancing is completed within the 12 calendar month time period, in the following order:

2.2.1 first, towards the Company's outstanding costs, if any, incurred by the Company up until the date of the Refinancing and towards any prospective costs that the Company reasonably expects to incur in the 12 calendar months immediately following the date of the Refinancing (such costs to be scheduled by the Company);

2.2.2 second, towards the repayment of accrued interest outstanding under the Bridge Loan;

2.2.3 third, towards the repayment of principal outstanding under the Bridge Loan until all amounts outstanding thereunder have been repaid; and

2.2.4 fourth, any surplus shall be first applied towards the repayment of the principal and interest owing to the Stockholder under this Instrument.

2.3 Subject to the Company having given not less than 15 and not more than 30 days' notice in writing, the Company may redeem on the expiry date of such notice the whole or any part of the Stock then outstanding at par.

2.4 In the event of the Company determining to redeem a part only of the Stock, the particular Stock to be redeemed shall be redeemed pro rata as nearly as may be (without involving the redemption of a fraction of (pound)1 nominal of the Stock) to each Stockholder's holding of Stock.

2.5 The Company may at any time purchase any Stock by tender or by private treaty at any price PROVIDED THAT the opportunity to participate in such tender or private treaty is available to each Stockholder pro rata (as nearly as maybe) to each Stockholder's holding of Stock.

2.6 On any repayment of principal to a Stockholder under this Condition 2 or Condition 3 the Company shall pay to the Stockholder all interest accrued on the amount repaid up to the date of repayment.

2.7 Where any payment to a Stockholder, whether of principal, interest or otherwise, is due in accordance with the terms of this Instrument on a day which is not a Business Day, payment will take place on the next Business Day.

2.8 Payment of any principal or interest in respect of any Stock will be made to the person shown in the Register as the holder of the Stock at the close of business on the fifth Business Day before the relevant payment date.

3    Events of Default

3.1 Notwithstanding any other provisions of this Instrument the Stockholder shall be entitled to require all (but not some only) of the Stock to be repaid at par by the Company together with all interest accrued thereon up to (but excluding) the date of repayment whilst any of the following is continuing:

3.1.1 the Company fails to pay, on the due date, any principal moneys payable on the repayment of any of the Stock or to pay, within 3 Business Days after the due date, any interest payable on any of the Stock;

3.1.2 the Company fails to observe or perform any of its obligations (other than its obligations to pay principal and interest on the Stock) under this Instrument and such failure is not capable of remedy or is capable of remedy but continues for 15 Business Days after written notice has been given by the Stockholders to the Company;

3.1.3 an encumbrancer takes possession or a trustee, receiver or an administrator or administrative receiver or similar officer is appointed over all or any substantial part of the undertaking or property of the Company in any jurisdiction;

3.1.4 if a petition is presented (except any petition which is frivolous or vexatious which is contested by all the necessary proceedings and in respect of which the Company obtains an order restraining advertisement within 7 days from the date of service of the petition and the petition is discharged within (i) 15 days in respect of a petition brought in England and Wales from the date of service of the petition or (ii) 21 days for a petition brought outside England and Wales from the date of service of the petition or an order is made or resolution is passed for the bankruptcy, sequestration, winding-up or administration of the Company in any jurisdiction;

3.1.5 if any distress, execution, sequestration or other legal process is levied or enforced against or, sued against any of the assets of the Company the value of which exceeds (pound)50,000 in any jurisdiction;

3.1.6 the Company ceases to pay its debts or ceases or threatens to cease to carry on its business or any substantial part of its business;

3.1.7 the Company becomes unable to pay its debts within the meaning of section 123(1) of the Insolvency Act 1986 or any other analogous legislation;

3.1.8 the security constituted by any mortgage, charge or other security document executed by the Company upon the whole or any substantial part of the assets or undertaking of the Company becomes enforceable and steps are taken to enforce the same;

3.1.9 any moneys borrowed or other indebtedness in the nature of borrowings of the Company in excess of (pound)50,000 becomes repayable by reason of default and steps are taken to enforce payment or any moneys borrowed or other indebtedness in the nature of borrowings of the Company in excess of (pound)50,000 are not repaid on their due date as extended by any applicable grace period provided in the document constituting or evidencing the same or any guarantee or indemnity given by the Company is not honoured when due and called upon and steps are taken to enforce the same or any security in respect of any such moneys borrowed, indebtedness, guarantee or indemnity becomes enforceable and steps are taken to enforce the same;

3.1.10 the Company fails to notify the Stockholder of the occurrence of a Event of Default of which it is aware; or

3.1.11 the Company fails to use its best endeavours to complete the Refinancing within 12 calendar months from the date of issue of the Stock.

3.2 At any time after the Stock has become repayable under the provisions of Condition 2 or this Condition 3, any Stockholder may institute such proceedings as he may think fit to enforce repayment of the Stock.

3.3 The Company shall notify the Stockholders forthwith of the happening of any of the events specified in Condition 3.1.

4    Method of Payment

     Payment of the principal moneys and interest payable upon the Stock, or any part thereof, shall be made by bank or other funds transfer unless the Stockholder in question has not provided the necessary bank account details, in which case payment may be made by cheque, warrant or money order sent through the post at the risk of the Stockholder to the registered address of the Stockholder or, in the case of joint Stockholders, to the registered address of that one of them who is first-named on the Register (or to such person and to such address as the Stockholder or joint Stockholders may in writing direct). Every such cheque, warrant or money order shall be made payable to the order of the person to whom it is sent (or to such person as the Stockholder or joint Stockholders may in writing direct) and payment of the cheque, warrant or money order shall be a satisfaction of the principal and interest represented thereby. If payment is made by a bank or other funds transfer, the Company shall not be responsible for amounts lost or delayed in the course of the transfer.

5    Surrender of Certificate and Prescription

5.1 Every Stockholder any part of whose Stock is due to be repaid under any of the provisions of these Conditions shall, not later than the due date for such repayment, deliver the relevant certificate(s) for such Stock to the registered office of the Company or as it shall direct. Unless payment of the amount due to be repaid has already been made in accordance with Condition 4, upon such delivery and against a receipt for the principal moneys payable in respect of the Stock to be repaid, the Company shall pay to the Stockholder the amount payable to him in respect of such repayment in accordance with Condition 4. If part only of any Stock as evidenced by the relevant certificate so delivered is then due to be repaid, the Company shall either endorse such certificate with a memorandum of the date and amount paid to the holder of such certificate and return it to the Stockholder or shall cancel such certificate and without charge issue to such Stockholder a new certificate for the balance of the principal amount due to him.

5.2 If any Stockholder, any part of whose Stock is liable to be repaid under these Conditions, shall fail or refuse to deliver up the certificate(s) for such Stock at the time and place fixed for repayment thereof or should fail or refuse to accept payment of the repayment moneys payable in respect thereof, the moneys payable to such Stockholder shall be set aside by the Company and paid into a separate bank account and held by the Company in trust for such Stockholder but without interest and such setting aside shall be deemed for all the purposes of these Conditions to be a payment to such Stockholder and the Company shall thereby be discharged from all obligations in connection with such Stock. If the Company shall place the said moneys on deposit at a bank, the Company shall not be responsible for the safe custody of such moneys or for interest thereon except such interest (if any) as the said monies may earn whilst on deposit, less any expenses incurred by the Company in connection therewith. Any such amount so paid or deposited which remains unclaimed after a period of 12 years from the making of the payment or deposit shall revert to the Company notwithstanding that in the intervening period the obligation to pay the same may have been provided for in the books, accounts and other records of the Company.

6    Cancellation

     All Stock purchased or repaid by the Company shall be cancelled and shall not be available for reissue.

7    Interest

7.1 Interest will accrue on the Principal Sum of the Stock at the applicable Rate of Interest in respect of the Interest Periods. All unpaid interest prior to 31 March 2007 shall be capitalised ("Capitalised Interest") at the end of each Interest Accrual Date.

7.2 All Capitalised Interest shall be paid on 31 March 2007 (or, if that is not a Business Day, the first Business Day following that last day). Thereafter all interest shall then be paid quarterly on each subsequent Interest Accrual Date (or, if that is not a Business Day, the first Business Day following that last day).

7.3 All payments to the Stockholder under this Instrument, whether of principal, interest or otherwise, will be made in full without any deduction or withholding (whether in respect of set-off or otherwise, howsoever arising) provided that where any deduction or withholding is required by law then any payments to a Stockholder which are subject to such deduction or withholding shall be increased by such sum so that the net sum received by a Stockholder (after taking account of the benefit actually received by the Stockholder of any tax credit to which the Stockholder is entitled) is the net sum that would have been paid had no such withholding or deduction been made.

7.4 The amount of interest payable on the Stock shall be calculated by applying the Rate of Interest to both the Principal Sum of the Stock and any interest accrued but not paid in respect of any earlier Interest Periods; (but excluding the interest accrued and capitalized for the period up to 31 March 2007 unless such interest is not paid on 31 March 2007). The resultant figure for interested payable shall be rounded to the nearest pence (half pence being rounded upwards).

7.5 All payments made by the Company under this Instrument shall be made in full without setoff or counterclaim whatsoever.

8    Modification

     The provisions of the Instrument and the rights of the Stockholders may from time to time be modified, abrogated or compromised in any respect by the Company with the prior written consent of the Stockholders.

9    Registration, Transfer and Marketability

     The Stock is transferable, subject to and in accordance with the provisions of the Instrument, in amounts of (pound)500,000 or integral multiples thereof

10   Lost or Destroyed Certificates

     If a certificate in respect of Stock is defaced, lost or destroyed it may be renewed on payment of such fee as is reasonable and on such terms (if any) as to evidence and indemnity as the board may require but so that in the case of defacement the defaced certificate shall be surrendered before a new certificate is issued. An entry as to the issue of a new certificate and indemnity (if any) shall be made in the Register.

11   Notice to Stockholders

11.1 Any notice or other document (including certificates for Stock) may be served on Stockholder by sending the same by post in a prepaid letter addressed to such Stockholder at his registered address, in the United Kingdom or (if he has no registered address within the United Kingdom) to the address, if any, within the United Kingdom supplied by him to the Company as his address for the service of notices.

11.2 In the case of joint Stockholders a notice or document served on the Stockholder whose name stands first in the Register shall be sufficient notice to all the joint Stockholders.

11.3 Any notice or other document may be served on the person entitled to Stock in consequence of the death or bankruptcy of any Stockholder by sending the same by post, in a prepaid letter addressed to him by name or by the title of the representative or trustees of such Stockholder, at the address (if any) in the United Kingdom supplied for the purpose by such persons or (until such address is supplied) by giving notice in the manner in which it would have been given if the death or bankruptcy had not occurred.

12   Notices to the Company

     Any notice, demand or other document (including certificates for Stock and transfers of Stock) may be served on the Company by sending the same by post in a prepaid letter to 3rd Floor, Omar Hodge Building, Wickhams Cay I, P.O. Box 362, Road Town, Tortola, British Virgin Islands (with a copy to Messrs. Charles Russell of 8-10 New Fetter Lane, London, EC4A 1RS) or to such other address as the Company may from time to time notify Stockholders.

13   Service of Notices

     Any notice or document served by post shall be deemed to have been served on the day after it is posted or, if such day is not a business day, then on the next following business day and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed, stamped and posted.

14   Inspection of the Instrument

     A copy of the Instrument shall be kept at the registered office of the Company. Any Stockholder and any person authorised by any Stockholder may at all reasonable times during office hours inspect such copy.